Exhibit 10.1

SETTLEMENT AGREEMENT AND GENERAL RELEASE

This Settlement Agreement and General Release (this “Agreement”), is made as of August 3, 2020 (the “Effective Date”), by and between (i) ChubeWorkx Guernsey Limited, a company registered in Guernsey as company number 55801 and has its registered office at 18-20 Le Pollet, St Peter Port, Guernsey, GY1 1WH (“ChubeWorkx”) and (ii) Akers BioSciences, Inc., a New Jersey corporation and having its principal place of business at 201 Grove Road, Thorofare, New Jersey, 08086, United States of America (“Akers”). ChubeWorkx and Akers are herein sometimes jointly referred to as the “Parties” and each individually as a “Party.”

WHEREAS, ChubeWorkx and Akers entered into a Settlement Agreement, dated as of August 17, 2016 (the “Settlement Agreement”), pursuant to which Akers was to make certain royalty and other payments to ChubeWorkx and Akers was required to deliver certain products to ChubeWorkx;

WHEREAS, in connection with the Settlement Agreement, ChubeWorkx and Akers entered into a Security Agreement, dated August 17, 2016 (the “Security Agreement” and collectively with the Settlement Agreement and all other contracts, agreements, understandings by and between Akers and ChubeWorkx, whether written or oral, the “Prior Agreements”), pursuant to which Akers granted ChubeWorkx a security interest in substantially all of Akers assets;

WHEREAS, the Parties, in accordance with and subject to the provisions of this Agreement, now wish to terminate the Prior Agreements, and to fully and finally settle and compromise any and all current and future claims and liabilities of any nature arising between them in relation to, or otherwise connected with, the Prior Agreements, on the terms set forth in this Agreement; and

WHEREAS, such settlement will represent a full and final settlement of all such claims and liabilities of any nature arising between them in relation to, or otherwise connected with, the Prior Agreements, such that none of the Parties shall have any continuing liability of any nature whatsoever to each other or the beneficiaries of the releases set out hereafter with respect to the Prior Agreements;

NOW, THEREFORE, in consideration of the mutual covenants set forth below, and for good and valuable consideration, the sufficiency of which is acknowledged, IT IS AGREED as follows:

ARTICLE I: COMMENCEMENT, REPRESENTATIONS AND WARRANTIES

1.1 This Agreement shall immediately become fully effective and binding on the Parties as of the Effective Date.

1.2 Each Party represents and warrants that (a) it has the power, authority and right to enter into this Agreement; (b) the consent of any person or entity is not required as a condition to the effectiveness of this Agreement; and (c) the terms of this Agreement do not violate the provisions of any instrument to which it is a party.

ARTICLE II: SETTLEMENT OF CLAIMS

2.1 No later than 3 days following the Effective Date, time being of the essence, Akers shall (i) pay to ChubeWorkx by wire transfer of immediately available funds and in accordance with the provisions of clause 2.2, an amount equal to USD 300,000 and (ii) deliver to ChubeWorkx with full title guarantee 500,000 shares of Aker’s common stock (the “Common Stock”) registered in the name of ChubeWorkx, such that ChubeWorkx shall be the owner of full legal and beneficial title to such shares with all rights and privileges attaching thereto and together with such certification of shareholding as ChubeWorkx may reasonably request. The date on which Akers has fully complied with all of its obligations under this clause 2.1 and its obligations under clause 2.2 of this Agreement shall be referred to hereinafter as the “Compliance Date.”

2.2 Akers shall make the payment referred to in clause 2.1 (the “Payment”) in accordance with and subject to the following provisions: (a) Akers shall make the Payment to ChubeWorkx in a single payment in US Dollars to such bank account as ChubeWorkx shall have provided details of to Akers, without deduction or set-off, counterclaim or withholding of any kind, and net of all banking and other costs, charges, fees and expenses; (b) if Akers is required by any applicable law or regulation to make any deduction or withholding from the Payment, it shall increase the amount of the Payment by such amount as will ensure that ChubeWorkx receives the full amount specified in clause 2.1 as if no such deduction or withholding had been applied; and (c) interest shall accrue and be payable by Akers on any part of the amount referred to in clause 2.1 (as increased by application of clause 2.2(b)) that is not paid in accordance with the provisions of this clause 2 at the rate of 8% per annum above the base rate for the time being of Barclays Bank PLC in London, such interest to accrue before as well as after judgment.

2.3 No other or further compensation of any kind, other than that expressly referred to in clause 2.1 and elsewhere in this Agreement and the Leak-Out and Support Agreement (as such term is defined in clause 2.8 of this Agreement) shall be due to ChubeWorkx from Akers pursuant to the Prior Agreements.

2.4 ChubeWorkx acknowledges and agrees that the shares of Common Stock are “restricted” within the meaning of Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), will bear an appropriate restrictive legend and may not be sold by ChubeWorkx other than pursuant to an effective registration statement filed in accordance with registration requirements under the Securities Act or an exemption therefrom. ChubeWorkx is an “accredited investor” within the meaning of Rule 501 or Regulation D promulgated under the Securities Act.

2.5 As of the earlier to occur, following and subject to delivery and complete full effective legal transfer to Chubeworkx of the Common Stock in accordance with the provisions of clause 2.1 of this Agreement and delivery of the Payment to Chubeworkx in full accordance with clauses 2.1 and 2.2 of this Agreement, of (i) the date that the registration statement described in Section 5 of the Leak Out and Support Agreement is declared effective by the U.S. Securities and Exchange Commission and (ii) the date that all of the shares of Common Stock issued to Chubeworkx under Section 2.1 may be resold by ChubeWorkx under Rule 144 without restriction (the “Release Date”), any and all claims, differences, and disputes of any current and/or future claims and/or liabilities arising between the Parties in relation to, or otherwise connected with, the Prior Agreements shall be deemed fully and finally settled and compromised (with the exception of any claims arising under this Agreement or the Support Agreement.

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2.6 As of the Release Date, the Prior Agreements are each terminated.

2.7 As of the Release Date, ChubeWorkx automatically and irrevocably releases all security interests and liens created under the Security Agreement or otherwise as security for Aker’s obligations under the Prior Agreements and Akers or its designees shall be authorized to file Uniform Commercial Code termination statements and other lien releases that Akers deems necessary or desirable. Following the Release Date, ChubeWorkx agrees to promptly execute any such termination statements or other lien releases if requested by Akers, all at Akers’ cost.

2.8 As of the Compliance Date, ChubeWorkx shall execute and deliver to Akers a Leak-Out and Support Agreement in substantially the form attached hereto as Exhibit A (the “Leak Out and Support Agreement”).

ARTICLE III: DISCHARGES AND RELEASES

3.1 As of the Release Date, and subject only to the obligations expressly assumed hereunder (which shall be unaffected), each Party, for itself and to the extent permitted by law, on behalf of each of its past or present parents, subsidiaries, and Affiliates (as defined below), as well as any of their current or former officers, directors, shareholders, associates, agents, employees, managers, members, divisions, representatives, executors, trustors, trustees, beneficiaries, insurers, reinsurers, general partners, limited partners, investors, administrators, and attorneys (collectively the “Releasors”), irrevocably and unconditionally releases the other Party, and their past or present parents, subsidiaries, and Affiliates, as well as any of their current or former officers, directors, shareholders, associates, agents, employees, managers, members, divisions, representatives, executors, trustors, trustees, beneficiaries, insurers, reinsurers, general partners, limited partners, investors, administrators, and attorneys (collectively, the “Releasees”), from any and all past, present, and future claims, demands, damages, rights, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets, and liabilities of any kind or character whatsoever, known or unknown, discovered or undiscovered, suspected or unsuspected, asserted or unasserted, arising from or related to the Prior Agreements, which the Releasors ever had, now have, or might hereafter have against the Releasees, whether arising at law or in equity, from the beginning of time through and including the Effective Date of this Agreement (the “Released Claims”). Such settlement is intended to represent a full and final settlement of all such claims, differences and disputes, such that none of the Parties shall have any continuing liability to the others of any nature whatsoever (other than as set forth in this Agreement).

3.2 For the purposes of this Agreement, “Affiliates” means any company which is from time to time directly or indirectly controlling, controlled by, or under common control with, a Party. For the purposes of this Agreement: (i) a company is directly controlled by another company or companies or person if that latter company or person beneficially owns or those latter companies together beneficially own fifty percent (50%) or more of the voting rights attached to the issued share capital of the first mentioned company or direct or cause direction of the management and policies of the first mentioned company, whether through the ownership of voting stock, by contract or otherwise; and (ii) a company is indirectly controlled by another company or companies or person if a series of companies can be specified, beginning with that latter company or companies and ending with the first mentioned company, so related that each company of the series (except the latter company or companies) is directly controlled by one or more of the companies earlier in the series.

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3.3 Each Party, on behalf of itself and its Releasors, hereby represents and warrants that it has not assigned, hypothecated, conveyed, transferred, or otherwise granted or given any interest in (other than a right to share in proceeds from) any of the Released Claims.

3.4 The Releasees are intended third party beneficiaries of this Agreement. Any Releasee may enforce this Agreement as if such Releasee was a party to this Agreement.

3.5 The Parties agree that if any Releasor commences a suit, proceeding, or claim against any Releasee for any Released Claim, it may cause immediate and irreparable harm to such Releasee for which money damages would be inadequate and that such Releasee shall be entitled to injunctive relief without proof of actual injury. Such remedy shall not be deemed to be the exclusive remedy for such breach, but shall be in addition to all other remedies available at law or equity.

ARTICLE IV: APPLICABLE LAW AND JURISDICTION

4.1 This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

4.2 Pursuant to and in accordance with Section 5-1402 of the New York General Obligations Law, any claim, suit, or proceeding arising, in whole or in part, out of, in relation to, or in connection with this Agreement, including without limitation any dispute as to the construction, validity, interpretation, enforceability, performance, expiry, termination, or breach of this Agreement, whether based on contract, tort, or otherwise, shall be subject to the exclusive jurisdiction of the state or federal courts in the County of New York, New York. In connection with any such dispute, controversy or claim, the Parties, the Releasors and the Releasees unconditionally and irrevocably (i) submit to the jurisdiction of the state and federal courts located in the County of New York, New York; (ii) waive any and all objection that they may now or hereafter have based on venue and/or forum non conveniens in any suit brought in any state or federal court located in the County of New York, New York; and (iii) waive any right to a jury trial for any dispute, controversy, or claim arising out of, in relation to, or in connection with this Agreement.

4.3 In any claim, suit, or proceeding arising, in whole or in part, out of, in relation to, or in connection with this Agreement, including without limitation any dispute as to the construction, validity, interpretation, enforceability, performance, expiry, termination, or breach of this Agreement, whether based on contract, tort, or otherwise, the Parties, the Releasors, and the Releasees hereby consent to service of process and other papers by hand delivery, FedEx, courier, overnight mail, or email, to the addresses set forth below. The Parties, the Releasors, and the Releasees further agree that such service shall be effective and complete upon the mailing or deposit of such papers with the delivery service, or the sending of the email, without the need for any further action by the party effectuating such service, and agree that any and all times to respond shall be calculated as if such papers were served by hand on the day process was effective as set forth herein. Nothing herein shall be construed to prohibit service by any method otherwise authorized by the applicable rules of the court in which any claim, suit, or proceeding is brought.

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If to Akers, or any of its Releasors or Releasees, it shall be addressed to the Chief Executive Officer at the address set forth in the preamble.

If to ChubeWorkx, or any of its Releasors or Releasees, it shall be addressed to the Chief Executive Officer at the address set forth in the preamble

ARTICLE V: MISCELLANEOUS PROVISIONS

5.1 This Agreement represents the entire understanding, and constitutes the whole agreement, in relation to its subject matter and supersedes any previous agreement or understanding between the Parties (whether oral or written) with respect to the matters set forth in this Agreement. Each Party acknowledges and agrees that, except as expressly set forth herein, no representations of any kind or character have been made by another Party, or their agents, representatives, or attorneys, to induce the execution of this Agreement. Each Party acknowledges and confirms that it has not entered into this Agreement on the basis of, does not rely on, and shall have no remedies in respect of, any representation or statement that is not set out in this Agreement.

5.3 No amendment, modification, or waiver of this Agreement, or any provision thereof, shall be valid unless it is in writing and signed by or on behalf of each Party. For the avoidance of doubt, emails shall not constitute a writing sufficient to amend, modify, or waive this Agreement, or any provision thereof. No delay or failure by any Party to claim a breach of any provision of this Agreement shall affect the right to require full performance of such provision, nor shall such delay or failure constitute a waiver of any subsequent breach or affect in any way the effectiveness of such provision.

5.4 If any provision of this Agreement is found to be void or unenforceable, that provision shall be deemed to be deleted from this Agreement and the remaining provisions of this Agreement shall continue in full force and effect.

5.5 This Agreement may be executed in any number of counterparts, each of which is an original and which together have the same effect as if each Party had signed the same document. PDF signatures shall be considered to be as valid as original signatures.

5.6 Each Party hereto acknowledges that this Agreement has been in all respects voluntarily and knowingly executed by the Parties hereto, with each of them having the opportunity to obtain advice from competent legal counsel of its own choice throughout all of the negotiations that preceded the execution of this Agreement, and in connection with the preparation and execution of this Agreement, without fraud or undue influence. The Parties agree that the terms of this Agreement were negotiated at arm’s length and in good faith, and reflect a settlement that was reached voluntarily after consultation with experienced legal counsel. Each Party hereto agrees that the rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement and that each Party is deemed to have participated equally in the drafting of each and every provision of this Agreement.

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5.7 This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective agents, successors, transferees, and assigns.

5.8 The headings of the Articles hereof are solely for convenience of reference and are not part of this Agreement. As used herein, each gender includes each other gender, the singular includes the plural and vice versa, as context may require. All references to Articles are intended to refer to Articles of this Agreement, except as otherwise indicated. The word “including” shall be interpreted to include the phrase “without limitation” wherever used and “or” is not exclusive.

IN WITNESS WHEREOF, this Agreement has been duly executed by or on behalf of the Parties to this Agreement as of the date first above written.

AKERS BIOSCIENCES, INC.

By:	/s/ Christopher C. Schreiber
Name:	Christopher C. Schreiber
Title:	Executive Chairman of the Board of Directors, President and Director

CHUBEWORKX GUERNSEY LIMITED

By:	/s/ Mark Chasey
Name:	Mark Chasey
Title:	Mr.

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